EXECUTION VERSION

AMENDMENT NO. 4 TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT

AMENDMENT NO. 4 TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT dated as of September 9, 2014 (this "**Amendment**") to the Amended and Restated Multicurrency Credit Agreement dated as of August 11, 2011 (as heretofore amended by Amendment No. 1 to Amended and Restated Multicurrency Credit Agreement, dated October 16, 2012, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto ("**Amendment No. 1**"), Amendment No. 2 to Amended and Restated Multicurrency Credit Agreement, dated February 8, 2013, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto ("**Amendment No. 2**") and Amendment No. 3 to Amended and Restated Multicurrency Credit Agreement, dated June 30, 2014, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto ("**Amendment No. 3**", and together with Amendment No. 1 and Amendment No. 2, the "**Prior Amendments**"), the "**Credit Agreement**") among CLIFFS NATURAL RESOURCES INC. (the "**Company**"), certain Foreign Subsidiaries of the Company from time to time party thereto, various Lenders from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the "**Administrative Agent**"), JPMORGAN CHASE BANK, N.A., as Syndication Agent and L/C Issuer ("**JP Morgan**"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., PNC CAPITAL MARKETS INC. and U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Book Managers, and FIFTH THIRD BANK and RBS CITIZENS, N.A., as Co-Documentation Agents.

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. *Defined Terms; References.* Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Loan Documents shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. *Amendments.*

(a) Section 1.01 of the Credit Agreement is amended by adding the following defined terms thereto in the appropriate alphabetical position:

"**Bonds**" means each of the series of notes issued pursuant to the Notes Documents.

"**CNTA Basket**" means the basket under the covenants restricting liens in the Notes Documents (as in effect on the date hereof) for (a) debt secured by Principal Property and Principal Subsidiary Interests and (b) attributable debt relating to sale and leaseback obligations, in an aggregate amount for (a) and (b) not to exceed the CNTA Limit.

"**CNTA Limit**" means, as of any time, 15% of Consolidated Net Tangible Assets at such time.

"**Collateral**" means, at any time, all of the assets of the Company, any other Borrower and any Guarantor which assets are at such time required to be pledged pursuant to **Section 6.20** whether such requirement applies at the date of determination or in the future and whether now owned or hereafter acquired.

"**Collateral Documents**" means, collectively, the Security Agreement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to **Section 6.20**, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

"**Consolidated Net Tangible Assets**" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower thereof) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with U.S. generally accepted accounting principles.

"Fourth Amendment Effective Date" means the date that the conditions precedent to the effectiveness of Amendment No. 4, dated as of September 9, 2014, to the Credit Agreement have been satisfied or waived.

"**Material Foreign Subsidiary**" shall mean and include (i) each Wholly-Owned Subsidiary which is a Foreign Subsidiary, except any Foreign Subsidiary that does not have (together with its Subsidiaries) (a) at the time of determination thereof, consolidated total assets that constitute more than 5% of the consolidated total assets of the Company and its Subsidiaries at such time and (b) consolidated gross revenues for any fiscal year of the Company ending on or after January 1, 2012, that constitute more than 5% of the consolidated gross revenues of the Company and its Subsidiaries during such fiscal year.

"**Notes Documents**" means the Indenture between Cliffs Natural Resources Inc. and U.S. Bank National Association, as trustee, dated March 17, 2010, the 5.90% Notes due 2020 First Supplemental Indenture between Cliffs Natural Resources Inc. and U.S. Bank National Association, as trustee, dated March 17, 2010, the 4.80% Notes due 2020 Second Supplemental Indenture between Cliffs Natural Resources Inc. and U.S. Bank National Association, as trustee, dated September 20, 2010, the 6.25% Notes due 2040 Third Supplemental Indenture between Cliffs Natural Resources Inc. and U.S. Bank National Association, as trustee, dated September 20, 2010, the 4.875% Notes due 2021 Fourth Supplemental Indenture between Cliffs and U.S. Bank National

Association, as trustee, dated March 23, 2011, the Fifth Supplemental Indenture between Cliffs and U.S. Bank National Association, as trustee, dated March 31, 2011 and the 3.95% Notes due 2018 Sixth Supplemental Indenture between Cliffs and U.S. Bank National Association, as trustee, dated December 13, 2012.

"**Principal Property**" means a single manufacturing or processing plant, warehouse distribution facility or office owned or leased by the Company or a Principal Subsidiary which has a net book value in excess of 5% of Consolidated Net Tangible Assets other than a plant, warehouse, office or portion thereof which, in the opinion of the Company's Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.

"**Principal Subsidiary**" means a Subsidiary that owns or leases any Principal Property except a Subsidiary (a) that transacts any substantial portion of its business and regularly maintains any substantial portion of its fixed assets outside of the United States or (b) that is engaged primarily in financing the operation of the Company or the Company's Subsidiaries, or both, outside the United States.

"**Principal Subsidiary Interests**" means any shares of stock or indebtedness of a Principal Subsidiary (whether now owned or hereafter acquired).

"**Secured Parties**" means, collectively, the Lenders, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and any other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

"**Security Agreement**" has the meaning specified in Section 6.20.

"**Security Requirement**" has the meaning specified in Section 6.20.

(b) The following definitions are amended as follows:

(i) The definition of "Loan Documents" is amended by inserting the phrase ", the Collateral Documents" immediately after the phrase "the Notes" where it appears therein.

(ii) The definition of "Standard Permitted Liens" is amended by replacing the phrase "this Agreement", in clause (d) thereof, with "the Loan Documents";

(iii) The definition of "Total Commitments" is amended by (A) replacing the phrase "One Billion Seven Hundred Fifty Million Dollars (U.S. $1,750,000,000)" with "One Billion Two Hundred Fifty Million Dollars (U.S. $1,250,000,000)" and (B) replacing the phrase "the Closing Date" with the phrase "the Fourth Amendment Effective Date";

(iv) The definition of "Restricted Investment" is amended by adding the following proviso at the end thereof, immediately before the period:

"*provided* that notwithstanding anything to the contrary set forth in this definition, (x) in any case it shall be a Restricted Investment for any Guarantor to transfer any property or assets (other than cash to the extent otherwise permitted under the terms of this Agreement) to the Company and (y) the purchase by a Person of its own stock in a transaction permitted by Section 6.16 shall not constitute a Restricted Investment."

(v) The definition of "Permitted Securitization Financing" is amended to read as follows:

> ""**Permitted Securitization Financing**" means the sales of accounts receivable, general intangibles and other assets and related rights, and the financing transactions, contemplated by and pursuant to (i) the Purchase and Sale Agreement, dated as of April 22, 2014, among the various originators parties thereto, the Company, as servicer, and CNR Receivables LLC, as buyer, and (ii) the Receivables Purchase Agreement, dated as of April 22, 2014, among CNR Receivables LLC, as seller, the Company, as servicer, Credit Agricole Corporate and Investment Bank, as committed purchaser, purchaser agent and administrator, Atlantic Asset Securitization LLC, as a conduit purchaser, and PNC Bank, National Association, as a committed purchaser, LC banks and a purchaser agent; in each case as amended, supplemented or otherwise modified from time to time; *provided*, that no such amendment, supplement or other modification shall (x) add any collateral securing, or assets sold into, any such financing; (y) add any obligors or sellers who are not already parties as of the Fourth Amendment Effective Date or (z) increase the aggregate amount of the obligations or the amount available to purchase receivables thereunder above the amount permitted in Section 6.12(e)."

(c) A new clause (d) is added to Section 3.02 to read as follows, and the existing clause (d) is redesignated "(e)":

"(d) in the case of each Credit Extension occurring any time after the earlier of (i) the date on which the Security Requirement has been satisfied and (ii) June 30, 2015, the Total Outstandings, calculated after giving pro forma effect to the requested Credit Extension, shall not exceed the CNTA Limit; and"

(d) The following new Section 5.27 is hereby added:

"*5.27 CNTA Limit.* As of the date of each Credit Extension occurring any time after the earlier of (i) the date on which the Security Requirement has been satisfied and (ii) June 30, 2015, the Total Outstandings, including any Credit Extension made on such date of determination, do not exceed the CNTA Limit."

(e) Section 6.12 is amended as follows:

(i) Clause (e) is amended in its entirety to read as follows: "Indebtedness not to exceed, in the aggregate at any time, (i) U.S. $150,000,000 in respect of any Permitted Securitization Financing, and (ii) AUD 30,000,000, in respect of the Portman Limited Facility"; and

(ii) The following proviso is inserted immediately before the period:

"*provided* that notwithstanding anything to the contrary set forth in any exception to this Section 6.12, in any case the Company shall not permit any Guarantor to, and no Guarantor shall, create, incur, assume or suffer to exist any guarantee or other credit support in respect of any Bonds."

(f) The following proviso is hereby added to the end of Section 6.13, immediately before the period:

"*provided* that notwithstanding anything to the contrary set forth in any exception to this Section 6.13, in any case the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien (A) in reliance on the CNTA Basket, other than pursuant to the Collateral Documents, (B) on Collateral or any property of the type that is or will be required to be pledged pursuant to the Security Requirement, whether or not the Security Requirement is then in effect, other than (1) pursuant to the Collateral Documents, (2) consisting of customary restrictions in any agreement to dispose of such property in a transaction permitted by Section 6.14 and (3) Liens permitted under clause (i) of this Section 6.13 and clauses (c), (g), (h), (k), (m) and (n) of the definition of Standard Permitted Liens or (C) that would require any Bonds to be equally and ratably secured with the obligations secured by such Lien."

(g) The following proviso is hereby added to the end of Section 6.14, immediately before the period:

"*provided* that notwithstanding anything to the contrary set forth in any exception to this Section 6.14, in any case (1) the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (A) in reliance on the CNTA Basket or (B) that would require any Bonds to be equally and ratably secured with any other obligations and (2) the Company shall not permit any Guarantor to transfer any property or assets (other than cash to the extent otherwise permitted under the terms of this Agreement) to the Company."

(h) The proviso to Section 6.16(b) is hereby amended by adding "(x)" immediately following the phrase "shall not apply to", and the following new subclause (y) is added at the end of the proviso to Section 6.16(b):

"or (y) other purchases, redemptions or other acquisitions or retirements consummated by the Company in a single transaction or series of related transactions prior to December 31, 2015 in an aggregate amount for all such transactions consummated pursuant to this clause (y) of up to U.S. $200,000,000."

(i) The following sentence is hereby added at the end of Section 6.16:

"Notwithstanding anything to the contrary set forth in any exception to this Section 6.16, in any case the Company shall not permit any Guarantor to transfer any property or assets (other than cash to the extent otherwise permitted under the terms of this Agreement) to the Company."

(j) The following new Section 6.20 is hereby added:

"6.20 **Collateral Requirement**. On or before June 30, 2015, the Company shall, and shall cause each other Loan Party to (a) deliver, at the Company's expense, a security agreement, in form and substance reasonably satisfactory to the Administrative Agent (as amended, restated, modified or supplemented from time to time pursuant to the terms thereof, and which shall provide that the Obligations secured by Principal Property and Principal Subsidiary Interests thereunder shall not exceed, at any time, the CNTA Limit at such time so as to not require any Bonds to be equally and ratably secured with the Obligations, the "**Security Agreement**"), duly executed by the Company and each Loan Party, pursuant to which each Loan Party shall grant a valid and perfected first-priority security interest in (1) accounts receivable and inventory of the Borrowers and the Guarantors, excluding (x) any accounts receivable or inventory of any Foreign Subsidiary and (y) any accounts receivable subject to a Lien permitted under Section 6.13(i), (2) the equity interests owned by any Loan Party in all Material Subsidiaries of the Company and (3) the equity interests owned by any Loan Party in all Material Foreign Subsidiaries of the Borrowers, limited to 65% of the voting equity interests and 100% of the non-voting interests in such Material Foreign Subsidiaries (in each case, only to the extent that such grant under clause (3) would not give rise to any adverse tax consequence under Section 956 of the Code) (the requirements of this **Section 6.20**, collectively the "**Security Requirement**"), together with a signed copy of a favorable opinion or opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to such matters related to the Collateral as the Administrative Agent may reasonably request and (b) take all such actions as shall be necessary or desirable, or as the Administrative Agent shall reasonably request, to ensure the perfection and priority of such security interest (unless the Borrower and the Administrative Agent mutually reasonably agree that such action is impracticable or that the cost to the Company thereof exceeds the benefit to be afforded to the Secured Parties thereby)."

(k) Section 7.01(b) is hereby amended by inserting, immediately after the reference "**6.18**" where it appears therein, the following: "or **6.20**."

(l) Section 9.09 is hereby amended by (i) designating the existing language as clause "(a)" and (ii) adding the following language as a new clause (b):

"(b) at any time after the satisfaction of the Security Requirement, to act as the "collateral agent" under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, including (x) to make, with the Company, such technical amendments to this Agreement as may be necessary to reflect the existence of the

Collateral as security for the Obligations (including as to ongoing requirements and Events of Default) and (y) at any time after the Security Requirement has been satisfied, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or (C) if approved, authorized or ratified in writing in accordance with **Section 10.11**. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to **Section 9.05** for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this **Article 9** and **Article 10** (including **Section 10.01(d)**, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto."

(m) The Borrower hereby, effective on the Fourth Amendment Effective Date, irrevocably reduces the Total Commitments from U.S. $1,750,000,000 to U.S. $1,250,000,000 by replacing Schedule 1(a) of the Credit Agreement, in its entirety, with Schedule 1 attached hereto.

SECTION 3. *Representations of Company; FATCA.* (a) The Company represents and warrants that, after giving effect to this Amendment, (i) each of the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents will be true and correct in all material respects on and as of the Fourth Amendment Effective Date (except to the extent the same expressly relate to an earlier date with respect to which such representations and warranties shall be true and correct in all material respects as to such earlier date) and (ii) no Default or Event of Default will have occurred and be continuing on such date.

(b) For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a "grandfathered obligation" within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations.

SECTION 4. *Governing Law.* This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. *Counterparts.* This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed

signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6. *Effectiveness.* This Amendment shall become effective on the date ("**Fourth Amendment Effective Date**") when the Administrative Agent shall have received:

(a) from each of the Company, the Guarantors and Lenders comprising the Required Lenders a counterpart hereof signed by such party; and

(b) an amendment fee for the account of each Lender and such other fees as have been heretofore mutually agreed in writing.

SECTION 7. *Guarantor Acknowledgement, Consent and Ratification.* Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the Amendment. Each Guarantor hereby confirms that (a) each Loan Document to which it is a party or by which it is otherwise bound will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all "Obligations" under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), (b) each of the Loan Documents to which it is a party or by which it is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and (c) each of the Prior Amendments is hereby ratified in all respects.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to any amendments or waivers of the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any amendments or waivers of the Credit Agreement.

[*Signature Pages Follow*]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CLIFFS NATURAL RESOURCES INC.

By: /s/ C. Lourenco Goncalves
Name: C. Lourenco Goncalves
Title: Chairman, President and Chief Executive Officer

By: /s/ Terrance M. Paradie
Name: Terrance M. Paradie
Title: Executive Vice President and Chief Financial Officer

GUARANTORS

CLIFFS SALES COMPANY
CLIFFS MINNESOTA MINING COMPANY
CLIFFS NORTH AMERICAN COAL LLC
SILVER BAY POWER COMPANY
CLIFFS EMPIRE, INC.
CLIFFS TIOP, INC.
CLIFFS LOGAN COUNTY COAL, LLC
CLIFFS WEST VIRGINIA COAL INC.
NORTHSHORE MINING COMPANY
THE CLEVELAND-CLIFFS IRON COMPANY
CLIFFS MINING COMPANY
CLF PINNOAK LLC

By: /s/ Matthew C. Bittner
Name: Matthew C. Bittner
Title: Treasuer

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ James. K.G. Campbell
Name: James. K.G. Campbell
Title: Director

BANK OF AMERICA, N.A., as a Lender

By: /s/ James. K.G. Campbell
Name: James. K.G. Campbell
Title: Director

JPMORGAN CHASE BANK, N.A.

By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[SIGNATURE PAGE TO AMENDMENT]

Citibank, N.A.

By: /s/ David Jaffe
Name: David Jaffe
Title: Managing Director

PNC BANK NATIONAL ASSOCIATION

By: /s/ Joseph G. Moran
Name: Joseph G. Moran
Title: Senior Vice President

U.S. Bank, National Association

By: /s/ Patrick McGraw
Name: Patrick McGraw
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT]

FIFTH THIRD BANK

By: /s/ Martin H. McGinty
Name: Martin H. McGinty
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT]

Fifth Third Bank, operating through its
Canadian Branch,

By: /s/ Mauro Spagnolo
Name: Mauro Spagnolo
Title: Managing Director &
Principal Officer

[SIGNATURE PAGE TO AMENDMENT]

Mizuho Bank, Ltd.

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

RBS Citizens, N.A.

By: /s/ Carl S. Tabacjar, Jr.
Name: Carl S. Tabacjar, Jr.
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT]

Bank of Montreal, Chicago Branch

By: /s/ Yacouba Kane
Name: Yacouba Kane
Title: Vice President

TORONTO DOMINION (NEW YORK) LLC

By: /s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

Wells Fargo Bank, N.A.

By: /s/ Gabriela Ramirez
Name: Gabriela Ramirez
Title: Assistant Vice President

MUFG UNION BANK, N.A.

By: /s/ Paul Farrell
Name: Paul Farrell
Title: Managing Director

UNION BANK, CANADA BRANCH, as a Canadian Lender

By: /s/ Anne Collins
Name: Anne Collins
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT]

KEYBANK NATIONAL ASSOCIATION

By: /s/ Suzannah Valdivia
Name: Suzannah Valdivia
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

THE BANK OF NOVA SCOTIA

By: /s/ Rafael Tobon
Name: Rafael Tobon
Title: Director

[SIGNATURE PAGE TO AMENDMENT]

CIBC Inc.

By: /s/ Jonathan Kim
Name: Jonathan Kim
Title: Authorized Signatory

By: /s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

By: /s/ Blake Wright
Name: Blake Wright
Title: Managing Director

By: /s/ James Austin
Name: James Austin
Title: Vice President

HSBC Bank USA, National Association

By: /s/ Christopher S. Helmeci
Name: Christopher S. Helmeci
Title: SVP / R.M.

[SIGNATURE PAGE TO AMENDMENT]

Sumitomo Mitsui Banking Corporation

By: /s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

Australia and New Zealand Banking
Group Limited

By: /s/ Robert Grillo
Name: Robert Grillo
Title: Director

Schedule 1

Schedule 1(a)

Commitments

Lender	Allocation Amount (USD)	Allocation (%)
Bank of America, N.A.	82,142,857.14	6.5714286
JPMorgan Chase Bank, N.A.	82,142,857.14	6.5714286
Citibank, N.A.	82,142,857.14	6.5714286
PNC Bank, National Association	78,571,428.57	6.2857143
U.S. Bank National Association	78,571,428.57	6.2857143
Fifth Third Bank	69,642,857.14	5.5714286
Mizuho Corporate Bank Ltd.	69,642,857.14	5.5714286
RBS Citizens, N.A.	69,642,857.14	5.5714286
Bank of Montreal, Chicago Branch	53,571,428.57	4.2857143
Commonwealth Bank of Australia	53,571,428.57	4.2857143
Toronto Dominion (New York) LLC	53,571,428.57	4.2857143
Wells Fargo Bank, N.A.	53,571,428.57	4.2857143
KeyBank National Association	46,428,571.43	3.7142857
The Huntington National Bank	41,071,428.57	3.2857143
The Bank of Nova Scotia	39,285,714.29	3.1428571
Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	39,285,714.29	3.1428571
CIBC Inc.	39,285,714.29	3.1428571
Credit Agricole Corporate and Investment Bank	39,285,714.29	3.1428571
HSBC Bank USA, N.A.	39,285,714.29	3.1428571
Sumitomo Mitsui Banking Corporation	39,285,714.29	3.1428571

Australia and New Zealand Banking Group Limited	28,571,428.57	2.2857143
National Australia Bank	28,571,428.57	2.2857143
Westpac Banking Corporation	28,571,428.57	2.2857143
MUFG Union Bank, N.A./ Union Bank, Canada Branch	14,285,714.29	1.1428571
TOTAL	1,250,000,000	100

WESTPAC BANKING CORPORATION

By: /s/ David Brumby
Name: David Brumby
Title: Executive Director Westpac Americas

[SIGNATURE PAGE TO AMENDMENT]